Exhibit 10.7

THIS FEE AGREEMENT, dated as of June 11, 2007 (this “Agreement”), by and among AMC Entertainment Holdings, Inc., a Delaware corporation (“Holdings”), Marquee Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Marquee”), AMC Entertainment Inc., a Delaware corporation and wholly-owned subsidiary of Marquee (the “Company”), J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership (“JPMP”), Apollo Management V, L.P., a Delaware limited partnership (“Apollo” and together with JPMP, the “Original Sponsor Management Entities”) and the affiliates of Apollo listed on Schedule 1 hereto (the “Coinvestors”), and is made by and among Holdings, the Company, the Original Sponsor Management Entities, the Coinvestors, Bain Capital Partners, LLC, a Delaware limited liability company (“Bain”), TC Group, L.L.C., a Delaware limited liability company (“Carlyle”) and Applegate and Collatos, Inc., a Delaware corporation (“Spectrum” and, together with Bain and Carlyle, the “Other Sponsor Management Entities”, and the Other Sponsor Management Entities together with the Original Sponsor Management Entities, the “Sponsor Management Entities”).

BACKGROUND

1.             Holdings, Marquee and Marquee Merger Sub Inc., a Delaware corporation (“Merger Sub”), are parties to that certain Agreement and Plan of Merger, dated as of June 11, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Marquee with Marquee remaining as the surviving entity (the “Merger”).

2.             In connection with the consummation of the Merger, the parties hereto wish terminate, supersede and replace effective as of the Effective Time that certain Amended and Restated Fee Agreement, dated  as of January 26, 2006, among Marquee and the Sponsor Management Entities (the “Original Agreement”).

3.             The Sponsor Management Entities have entered into a Stockholders Agreement, dated as of the date of this Agreement, with Holdings and the other Investors (as defined therein) (as the same may be amended from time to time hereafter, the “Stockholders Agreement”), relating to the ownership of the common stock of Holdings by the Investors.

4.             The parties hereto desire that the Company avail itself, for the term of this Agreement, of the Sponsor Management Entities’ expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the parties believe will be beneficial to the Company, and the Sponsor Management Entities wish to provide the services to the Company as set forth in this Agreement in consideration of the payment of a Management Fee (as defined below).

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1.     Appointment.  The Company hereby engages the Sponsor Management Entities to provide the management services to the Company described in Section 2 (the “Management Services”) for the term of this Agreement on the terms and subject to the conditions of this Agreement.

SECTION 2.     Management Services.  The Sponsor Management Entities agree that during the term of this Agreement, they will provide to the Company, by and through themselves, their affiliates and such respective officers, employees, representatives and third parties as the Sponsor Management Entities in their sole discretion may designate from time to time, management, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, including, without limitation, (a) advice regarding the structure, terms, conditions and other provisions, distribution and timing of debt and equity offerings and advice regarding relationships with the lenders and bankers of the Company and its subsidiaries, (b) advice regarding the strategy of the Company, (c) advice regarding dispositions and/or acquisitions and (d) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company; provided that the responsibilities of one Sponsor Management Entity shall not be substantially disproportionate to the responsibilities of the other Sponsor Management Entities.  It is expressly agreed that the services to be performed hereunder will not include investment banking or other financial advisory services which may be provided by the Sponsor Management Entities or any of their affiliates to the Company, Marquee or Holdings in connection with any specific acquisition, divestiture, refinancing or recapitalization of the Company or any of its subsidiaries, by Marquee or by Holdings.  The Sponsor Management Entities may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary, Marquee or Holdings, on the one hand, and one or more of the Sponsor Management Entities or their relevant affiliates, on the other hand.  The obligation of the Sponsor Management Entities to provide Management Services shall terminate on the Termination Date (as defined below).

SECTION 3.     Management Fee.

(a)           In consideration of the Management Services being provided by the Sponsor Management Entities, the Company will pay, to the Sponsor Management Entities a management fee in respect of each fiscal year from and including fiscal 2007 in the aggregate amount of $5,000,000 annually (such management fees in the aggregate are collectively referred to as the “Management Fee”), which shall be paid quarterly and in advance on the first day of each fiscal quarter of the Company.  On each payment date the Company shall pay to the Sponsor Management Entities the aggregate amount of $1,250,000 in respect of the fiscal quarter then beginning (with such payment  to be paid to each Sponsor Management Entity in accordance with Schedule 1 hereto).  The Management Fee will accrue and be payable through the first day of the fiscal quarter in which the Termination Date (as defined below) occurs.  Any amounts payable by the Company to the Sponsor Management Entities pursuant to this Section 3(a) shall be paid to each Sponsor Management Entity pro rata based on the relative percentage ownership of voting stock in Holdings held by such Sponsor Management Entity and its affiliates as compared to the other Sponsor Management Entities and their respective affiliates (it being understood that no person will be considered an affiliate of any Sponsorship Management Entity solely by reason of ownership of capital stock of Holdings), in each case calculated as of the last day of the quarterly period preceding the payment date.  All amounts paid by the Company, Marquee or Holdings to the Sponsor Management Entities pursuant to this Section 3 shall be made by wire transfer in same-day funds to the respective bank accounts designated by the Sponsor Management Entities, and shall not be refundable under any circumstances.  For purposes of this Agreement, “Termination Date” means the earliest of (i) the twelfth anniversary of December 23, 2004, (ii) such time as the Sponsor Management Entities and their affiliates (it being understood that no person will be considered an affiliate of any Sponsorship Management Entity solely by reason of ownership of capital stock of Holdings) then owning beneficial economic interests Holdings own less in the aggregate than 20% of the beneficial economic interests in Holdings initially owned by the Sponsor Management Entities and (iii) such earlier date as Holdings, the Company and a Requisite Stockholder Majority (as defined in the Stockholders Agreement) may mutually agree upon.

(b)           To the extent the Company does not pay the Management Fee for any reason, including if prohibited by any agreement or indenture governing indebtedness of Holdings, Marquee or any of their respective subsidiaries (including the Company), the payment by the Company to the Sponsor Management Entities of the Management Fee will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Management Fee, as the case may be, is no longer prohibited under any contract applicable to Holdings, Marquee or any of their respective subsidiaries (including the Company) and the Company is otherwise able to make such payment, and (ii) total or partial liquidation, dissolution or winding up of Holdings or the Company.  Any quarterly payment of the Management Fee that is not paid on the scheduled due date will bear interest, payable in cash on each scheduled due date, at an annual rate of 10%, compounded quarterly, from the date due until paid.

(c)           The parties acknowledge and agree that an objective of the Company is to maximize value for Holdings and its shareholders which may include consummating (or participating in the consummation of) (i) a Change of Control (as defined below) or (ii) an Initial Public Offering (as defined in the Stockholders Agreement).  The term “Change of Control” means a transaction (including, without limitation, any merger, consolidation or sale of assets or equity interests) the result of which is that any Person (as defined in the Stockholders Agreement) other than an Investor (as defined in the Stockholders Agreement) or a Permitted Transferee (as defined in the Stockholders Agreement) of an Investor (as defined in the Stockholders Agreement) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of, or all or substantially all of the assets of, the Company, Marquee or Holdings.  The Management Services provided to the Company by the Sponsor Management Entities will help to facilitate the consummation of a Change of Control or Initial Public Offering, should the Company, Marquee or Holdings decide to pursue such a transaction.  In the event of a Change of Control or Initial Public Offering, each of the Sponsorship Management Entities shall receive its pro rata portion of the Lump Sum Payment (as defined below) in lieu of quarterly payments of the Management Fee, such amount to be paid, unless prohibited by and subject to the terms of any agreement or indenture governing indebtedness of Holdings, Marquee or any of their subsidiaries (including the Company), on the date on which the Change of Control or Initial Public Offering is consummated.  The “Lump Sum Payment” shall be a single lump sum cash payment equal to the then present value of all then current and future Management Fees payable under this Agreement, assuming the Termination Date to be the twelfth anniversary of December 23, 2004 (using a discount rate equal to the yield to maturity on the date of the consummation of the Change of Control or Initial Public Offering of the class of outstanding

U.S. government bonds having a final maturity closest to the twelfth anniversary of the date of the Original Agreement (the “Discount Rate”)); provided, that no portion of the Lump Sum Payment shall be payable to a Sponsor Management Entity if on the date of the consummation of the Change of Control or Initial Public Offering such Sponsor Management Entity does not own any beneficial economic interest in Holdings, Marquee or the Company.  A pro rata portion of the Lump Sum Payment will be paid to each Sponsor Management Entity upon a Change of Control or Initial Public Offering based on the relative percentage interests in Holdings held by such Sponsor Management Entity and its affiliates (it being understood that no person will be considered an affiliate of any Sponsorship Management Entity solely by reason of ownership of capital stock of Holdings) as compared to the other Sponsor Management Entities and their respective affiliates (it being understood that no person will be considered an affiliate of any Sponsorship Management Entity solely by reason of ownership of capital stock of Holdings), in each case, at the time of such Change of Control or Initial Public Offering.  The Lump Sum Payment will be payable to the Sponsor Management Entities by wire transfer in same-day funds to the respective bank accounts designated by the applicable Sponsor Management Entities.

(d)           To the extent the Company does not pay any portion of the Lump Sum Payment by reason of any prohibition on such payment pursuant to the terms of any agreement or indenture governing indebtedness of Holdings, Marquee or their subsidiaries (including the Company), any unpaid portion of the Lump Sum Payment shall be paid to the Sponsor Management Entities on the first date on which the payment of such unpaid amount is permitted under such agreement or indenture, to the extent permitted by such agreement or indenture.  Any portion of the Lump Sum Payment not paid on the scheduled due date shall bear interest at an annual rate equal to the Discount Rate, compounded quarterly, from the date due until paid.

SECTION 4.     Reimbursements.

(a)           In addition to the fees payable pursuant to this Agreement, the Company will pay directly or reimburse the Sponsor Management Entities and each of their respective affiliates for their respective Out-of-Pocket Expenses (as defined below), and for any Other Expenses (as defined below) for which payment or reimbursement by the Company is provided pursuant to Section 4(b).  For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable routine out-of-pocket costs and expenses incurred by a Sponsor Management Entity and their respective affiliates in connection with the Management Services provided under this Agreement (including prior to the Effective Time), including, without limitation, (a) costs of any outside services or independent contractors (other than the fees and disbursements of any independent accountants, outside legal counsel, consultants or similar independent professionals and organizations), such as couriers, business publications, on-line financial services or similar services, retained or used by such Sponsor Management Entity or any of its affiliates and (b) transportation, per diem costs, word processing expenses or any similar expense not associated with its or its affiliates’ ordinary operations.

(b)           Notwithstanding the foregoing, except as provided in this Section 4(b), neither the Company, Marquee nor Holdings shall pay directly or reimburse any Sponsor Management Entity or its affiliates for costs and expenses incurred by such Sponsorship Management Entity or its affiliates that are not Out-of-Pocket Expenses (“Other Expenses”); provided, that the Company, Marquee or Holdings shall pay directly or reimburse a Sponsor Management Entity and its affiliates for any of such Sponsor Management Entity’s and its affiliates’ Other Expenses that are (A) less than $10,000 in the aggregate in any calendar year or (B) approved by the Requisite Stockholder Majority (as defined in the Stockholders Agreement) for payment or reimbursement by the Company, Marquee or Holdings.  If any Sponsor Management Entity or any of its affiliates requests payment or reimbursement for Out-of-Pocket Expenses in excess of $100,000 in the aggregate in any calendar year, such Sponsor Management Entity or its relevant affiliate shall provide notice of such request(s) to each other Sponsor Management Entity in accordance with Section 9(b).  All payments or reimbursements for Out-of-Pocket Expenses and approved or permitted Other Expenses will be made by wire transfer in same-day funds to the bank account designated by such Sponsor Management Entity or its relevant affiliate (other than any such affiliate that would not be an affiliate of such Sponsor Management Entity, but for such Sponsor Management Entity’s ownership of capital stock of Holdings) (if such expenses were incurred by such Sponsor Management Entity or its affiliates) promptly upon or as soon as practicable following request for reimbursement, to the account indicated to the Company by the relevant payee.

(c)           Apart from the Out-of-Pocket Expenses and such other reasonable out-of-pocket expenses as are approved pursuant to Section 4(b) of the Sponsor Management Entities, Holdings will also incur reimbursable expenses from time to time.  For each fiscal year, the Company shall make cash payments to Holdings in an amount equal to the sum of (x) any fees payable by Holdings in order to maintain its corporate existence and (y) any amounts attributable to (i) corporate overhead expenses of Holdings incurred in the ordinary course of business and (ii) salaries or other compensation of employees who perform services for both Holdings and the Company (collectively, the “Holdings Expenses”); provided, that reimbursements for Holdings Expenses made pursuant to this clause (i) shall not exceed, in the aggregate, $3,500,000 in any fiscal year and (ii) shall not be deemed as part of the Management Fee.  Any payments of Holdings Expenses made pursuant to this Section 4(b) shall be made as requested by Holdings in its sole discretion, exercised in good faith.

SECTION 5.     Indemnification.  The Company will indemnify and hold harmless each of the Sponsor Management Entities, their respective affiliates and partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Management Services contemplated by this Agreement or the engagement of the Sponsor Management Entities pursuant to, and the performance by the Sponsor Management Entities or their affiliates of the Management Services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company.  The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.  The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

SECTION 6.     Accuracy of Information.  The Company shall furnish or cause to be furnished to the Sponsor Management Entities such information as the Sponsor Management Entities believe reasonably appropriate to their Management Services hereunder and to comply with Securities and Exchange Commission or other legal requirements relating to the beneficial ownership by the Investors (as defined in the Stockholders Agreement) of equity securities of the Company (all such information so furnished, the “Information”).  The Company recognizes and confirms that the Sponsor Management Entities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Management Services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

SECTION 7.     Effective Time.  This Agreement will become effective at the  “Effective Time”, as defined in the Merger Agreement.

SECTION 8.     Permissible Activities.  Subject to applicable law and the provisions of Section 13(b) of the Stockholders Agreement, nothing herein will in any way preclude the Sponsor Management Entities or their respective affiliates (other than the Company or its subsidiaries and their respective employees) or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by Holdings, Marquee and their subsidiaries (including the Company).

SECTION 9.     Miscellaneous.

(a)   No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by the Company, Marquee, Holdings and the Requisite Stockholder Majority (as defined in the Stockholders Agreement).  Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given.  The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)   Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to Holdings, addressed to it at:

AMC Entertainment Holdings, Inc.

920 Main Street

Kansas City, MO  64105

Fax:      (816) 480-4700

Attn:     Kevin M. Connor

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax: (212) 751-4864

Attn:  David S. Allinson

if to Marquee, addressed to it at:

Marquee Holdings Inc.

920 Main Street

Kansas City, MO  64105

Fax:      (816) 480-4700

Attn:     Kevin M. Connor

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax: (212) 751-4864

Attn:  David S. Allinson

if to the Company, addressed to it at:

AMC Entertainment Inc.

920 Main Street

Kansas City, MO  64105

Fax:      (816) 480-4700

Attn:     Kevin M. Connor

with a copies to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Fax: (212) 326-2061

Attn:  Monica Thurmond

and

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax: (212) 751-4864

Attn:  David S. Allinson

if to JPMP, addressed as follows:

J.P. Morgan Partners (BHCA), L.P. and affiliated funds

c/o CCMP Capital Advisors, LLC

16th Floor

New York, New York 10167

Fax:      (212) 899-3511

Attn:     Michael R. Hannon

Stephen P. Murray

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax: (212) 751-4864

Attn:  David S. Allinson

if to Apollo or the Coinvestors (as applicable), addressed as follows:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attn:     Marc Rowan

Aaron Stone

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax: (212) 751-4864

Attn:  David S. Allinson

if to Bain, addressed as follows:

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, MA 02199

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts  02110

Fax:      (617) 951-7050

Attn:     R. Newcomb Stillwell

Howard S. Glazer

Jane D. Goldstein

if to Carlyle, addressed as follows:

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, New York  10022

Fax:      (212) 381-4901

Attn:     Michael Connelly

Eliot P. S. Merrill

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts  02110

Fax:      (617) 951-7050

Attn:     R. Newcomb Stillwell

Howard S. Glazer

Jane D. Goldstein

and

if to Spectrum, addressed as follows:

c/o Spectrum Equity Investors
333 Middlefield Road
Suite 200

Menlo Park, CA  94025

Fax:      (415) 464-4601

Attn:     Brion Applegate

Benjamin Coughlin

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts  02110

Fax:      (617) 951-7050

Attn:     R. Newcomb Stillwell

Howard S. Glazer

Jane D. Goldstein

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

(c)   This Agreement, the Stockholders Agreement and the Merger Agreement will constitute the entire agreement between the parties with respect to the subject matter hereof, and will supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)   This Agreement and any claims or controversies arising out of or relating to this Agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to principles of conflicts of law that would apply the law of another jurisdiction).

(e)   The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors.  Subject to the next sentence, no Person other than the parties hereto and their respective successors is intended to be a beneficiary of this Agreement.  The parties acknowledge and agree that the affiliates of the Sponsor Management Entities and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 5 of this Agreement.

(f)    This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(g)   Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(h)   At the Effective Time, this Agreement shall supersede and replace the Original Agreement in its entirety and the Original Agreement shall be terminated and of no further force and effect.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and
Chief Financial Officer

MARQUEE HOLDINGS, INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and
Chief Financial Officer

AMC ENTERTAINMENT INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and
Chief Financial Officer

FEE AGREEMENT

J.P. MORGAN PARTNERS (BHCA), L.P.
BY: CCMP CAPITAL ADVISORS, LLC,
as Attorney In Fact

By:	/s/ Authorized Person
Name:
Title:

FEE AGREEMENT

APOLLO MANAGEMENT V, L.P.

By:	/s/ Authorized Person
Name:
Title:

APOLLO INVESTMENT FUND V, L.P.

By:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
By: APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Authorized Person
Name:
Title:

APOLLO OVERSEAS PARTNERS V, L.P.

By: APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
By: APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Authorized Person
Name:
Title:

APOLLO NETHERLANDS PARTNERS V(A), L.P.

By: APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
By: APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Authorized Person
Name:
Title:

FEE AGREEMENT

APOLLO NETHERLANDS PARTNERS V(B), L.P.

By:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
By:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Authorized Person
Name:
Title:

APOLLO GERMAN PARTNERS V GMBH & CO KG

By:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
By:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Authorized Person
Name:
Title:

FEE AGREEMENT

BAIN CAPITAL PARTNERS, LLC

By:	/s/ Authorized Person
Name:
Title:

FEE AGREEMENT

TC GROUP, L.L.C.

By:	/s/ Authorized Person
Name:
Title:

FEE AGREEMENT

APPLEGATE AND COLLATOS, INC.

By:	/s/ Authorized Person
Name:
Title:

FEE AGREEMENT

Schedule 1

Management Fee

Entity	Fee Percentage
J.P. Morgan Partners (BHCA), L.P.	25.498%
Apollo Investment Fund V, L.P.	21.877%
Apollo Overseas Partners V, L.P.	2.870%
Apollo Netherlands Partners V(A), L.P.	0.301%
Apollo Netherlands Partners V(B), L.P.	0.212%
Apollo German Partners V GmbH & Co KG	0.238%
Bain Capital Partners, LLC	18.512%
TC Group, L.L.C.	18.512%
Applegate and Collatos, Inc.	11.979%
Total:	100.000%

Fee Agreement